                                                                   EXHIBIT 99.2F

                       [JONES & BLOUCH L.L.P. LETTERHEAD]


                             Jones & Blouch L.L.P.
                       1025 Thomas Jefferson Street, N.W.
                            Washington, D.C.  20007




                                 April 17, 2002




Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN  55101

Dear Sirs:

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectuses contained in Post-Effective Amendment No. 9 to the registration statement on Form S-6 of Minnesota Life Variable Universal Life Account, File No. 33-85496, to be filed with the Securities and Exchange Commission.

                                      Very truly yours,




                                      /s/ Jones & Blouch L.L.P.
                                      Jones & Blouch L.L.P.